                                  Exhibit 99.1


Walter Shephard
Vice President, Finance, Chief Financial Officer, and Treasurer
Voice:  860-704-3955
inquire@zygo.com


                                                    For Immediate Release

                ZYGO ANNOUNCES FISCAL 2004 THIRD QUARTER RESULTS

MIDDLEFIELD, CONNECTICUT (APRIL 28, 2004).....Zygo Corporation (NASDAQ: ZIGO)

The Company recorded earnings from continuing operations of $1.0 million, or $0.05 per diluted share, for the third quarter of fiscal 2004, as compared with earnings from continuing operations of $0.8 million, or $0.04 per diluted share, for the third quarter of fiscal 2003. For the first nine months of fiscal 2004, the Company recorded earnings from continuing operations of $1.2 million, or $0.07 per diluted share, as compared with earnings from continuing operations of $0.3 million, or $0.02 per diluted share, for the first nine months of fiscal 2003.

Backlog at March 26, 2004 totaled $49.0 million, an increase of $3.2 million, or 7%, from $45.8 million at December 26, 2003 and increased $11.8 million, or 32% from $37.2 million at June 30, 2003. Orders for the third quarter of fiscal 2004 totaled $31.6 million. Orders by segment for the third quarter of fiscal 2004 consisted of $18.9 million, or 60%, in the semiconductor segment and $12.7 million, or 40%, in the industrial segment.

Net sales of $28.4 million for the third quarter of fiscal 2004 decreased by $0.6 million, or 2%, from the comparable prior year period of $29.0 million. Net sales of $80.3 million for first nine months of fiscal 2004 increased by $4.6 million, or 6%, from the comparable prior year period of $75.7 million. Our net sales for the third quarter and first nine months of fiscal 2004 included $5.0 million and $13.3 million, respectively, from development service agreements, as compared with $6.6 million and $13.7 million for the third quarter and first nine months of fiscal 2003, respectively. Delivery under the first agreement is expected to be in July 2004. We have signed an additional agreement letter that has allowed us to begin a new development project with the expectation that a follow-on contract will be signed by the fall of this year.

For the third quarter of fiscal 2004, net sales in the semiconductor segment were $18.0 million, or 63% of total net sales, as compared with $17.8 million, or 61%, in the prior year period and net sales in the industrial segment were $10.4 million, or 37% of total net sales, as compared with $11.2 million, or 39%, in the prior year period.

For the first nine months of fiscal 2004, net sales in the semiconductor segment were $46.4 million, or 58% of total net sales, as compared with $44.1 million, or 58%, in the prior year period and net sales in the industrial segment were $33.9 million, or 42% of total net sales, as compared with $31.6 million, or 42%, in the prior year period.


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


The Company recorded net earnings of $0.3 million, or $0.02 per diluted share, for the third quarter of fiscal 2004 as compared with net earnings of $0.5 million, or $0.03 per diluted share, for the third quarter of fiscal 2003. For the first nine months of fiscal 2004, the Company recorded a net loss of $1.5 million, or $0.08 per diluted share, as compared with a net loss of $11.2 million, or $0.63 per diluted share, for the first nine months of fiscal 2003. The net loss for the first nine months of fiscal 2004 and fiscal 2003 include the loss from discontinued operations of our TeraOptix unit of $2.7 million and $11.5 million, respectively. As previously announced, the Company discontinued its telecommunications TeraOptix business unit in September of 2002. Accordingly, the results of TeraOptix, net of tax, and charges on the disposal of the business, net of tax, have been recorded as separate line items for all periods presented on the statements of operations. All continuing operations line items presented exclude TeraOptix results.

Gross profit for the third quarter of fiscal 2004 totaled $9.4 million, a decrease of $0.1 million, or 1%, from $9.5 million in the third quarter of fiscal 2003. Gross profit as a percentage of sales for the third quarters of fiscal 2004 and fiscal 2003 was 33%. Gross profit for the first nine months of fiscal 2004 totaled $27.6 million, an increase of $1.7 million, or 7%, from $25.9 million in the first nine months of fiscal 2003. Gross profit as a percentage of sales for both the first nine months of fiscal 2004 and fiscal 2003 was 34%. Gross profit included $0.9 million and $2.6 million for the third quarter and first nine months of fiscal 2004, respectively, from the development service agreements, as compared with $1.3 million and $2.8 million for the third quarter and first nine months of fiscal 2003, respectively,.

The Company maintained cash, cash equivalents, and marketable securities at March 26, 2004 totaling $34.1 million compared with $36.4 million at December 26, 2003. The decrease of $2.3 million was primarily due to an increase in accounts receivable related to the development service agreements and a decrease in accounts payable.

Management's View

The third quarter met our expectations with a slightly better than estimated order rate. The order rate has been running 20% above last year and the backlog at $49.0 million is our highest since June 2001. Order strength was evident across all regions with the exception of Europe, which is not expected to recover before the end of calendar 2004. We signed an agreement letter to enter the second phase of the development project with the first phase scheduled for a July 2004 delivery.

Our momentum is continuing with the recent release of two new products. These new products expand our product offerings in the semiconductor and commercial optics segments. Initial feedback has been positive and we are optimistic that these new products will gain acceptance in their respective markets. In addition, we continue to receive orders for our Flat Panel Photo Spacer Metrology Tools, which are used for topography measurement of photo spacers critical to the flat panel assembly process. We expect to start realizing revenue on these orders in the first quarter of fiscal 2005.


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


ZYGO's teleconference to discuss the results of the third quarter of fiscal 2004 will be held at 6 PM Eastern Standard Time on April 28, 2004 and can be accessed by dialing 800-670-3547. This call is web cast live on ZYGO's web site at www.zygo.com. The call may also be accessed for 30 days following the teleconference.

Zygo Corporation (NASDAQ: ZIGO), headquartered in Middlefield, Connecticut, is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services, serving customers in the semiconductor capital equipment and industrial industries. See ZYGO's web site at www.zygo.com for additional information.

ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT INCLUDED IN THIS NEWS RELEASE REGARDING OUR FINANCIAL POSITION, BUSINESS STRATEGY, PLANS, ANTICIPATED GROWTH RATES, AND OBJECTIVES OF MANAGEMENT OF THE COMPANY FOR FUTURE OPERATIONS ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE INTENDED TO PROVIDE MANAGEMENT'S CURRENT EXPECTATIONS OR PLANS FOR THE FUTURE OPERATING AND FINANCIAL PERFORMANCE OF THE COMPANY BASED UPON INFORMATION CURRENTLY AVAILABLE AND ASSUMPTIONS CURRENTLY BELIEVED TO BE VALID. FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF WORDS SUCH AS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," "INTEND," "PLANS," "STRATEGY," "PROJECT," AND OTHER WORDS OF SIMILAR MEANING IN CONNECTION WITH A DISCUSSION OF FUTURE OPERATING OR FINANCIAL PERFORMANCE. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS. AMONG THE IMPORTANT FACTORS THAT COULD CAUSE ACTUAL EVENTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS ARE FLUCTUATIONS IN CAPITAL SPENDING IN THE SEMICONDUCTOR INDUSTRY, FLUCTUATIONS IN NET SALES TO OUR MAJOR CUSTOMER, MANUFACTURING AND SUPPLIER RISKS, DEPENDENCE ON NEW PRODUCT DEVELOPMENT, RAPID TECHNOLOGICAL AND MARKET CHANGE, INTERNATIONAL OPERATIONS, DEPENDENCE ON PROPRIETARY TECHNOLOGY AND KEY PERSONNEL, LENGTH OF THE SALES CYCLE, ENVIRONMENTAL REGULATIONS, AND CHANGES IN EXPECTED COSTS OF DISCONTINUED OPERATIONS. FURTHER INFORMATION ON POTENTIAL FACTORS THAT COULD AFFECT ZYGO CORPORATION'S BUSINESS IS DESCRIBED IN OUR REPORTS ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING OUR FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2003.



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


                        Zygo Corporation and Subsidiaries
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)


(Thousands, except per share amounts)                          Three Months Ended                  Nine Months Ended
                                                         ---------------------------------   --------------------------------
                                                            March 26,         March 28,         March 26,         March 28,
                                                              2004               2003             2004              2003
                                                         ----------------    -------------   ----------------    ------------
Net sales                                                       $ 28,433         $ 29,010           $ 80,334        $ 75,729
Cost of goods sold                                                19,031           19,508             52,768          49,866
                                                         ----------------    -------------   ----------------    ------------
         Gross profit                                              9,402            9,502             27,566          25,863

Selling, general, and administrative expenses                      5,358            5,716             16,802          16,574
Research, development, and engineering expenses                    2,725            2,510              9,344           8,696
                                                         ----------------    -------------   ----------------    ------------
         Operating profit                                          1,319            1,276              1,420             593

Other income, net                                                    357              112                851             437
                                                         ----------------    -------------   ----------------    ------------
         Earnings from continuing operations
            before income taxes and minority interest              1,676            1,388              2,271           1,030

Income tax expense                                                  (637)            (515)              (863)           (384)
Minority interest, net of tax                                        (71)             (93)              (175)           (324)
                                                         ----------------    -------------   ----------------    ------------
         Earnings from continuing operations                         968              780              1,233             322
                                                         ----------------    -------------   ----------------    ------------

Discontinued TeraOptix operations, net of tax                       (340)            (338)            (1,221)         (2,482)
Charges and adjustments on the disposal of
    TeraOptix, net of tax                                           (327)              39             (1,520)         (9,079)
                                                         ----------------    -------------   ----------------    ------------
         Loss from discontinued operations                          (667)            (299)            (2,741)        (11,561)
                                                         ----------------    -------------   ----------------    ------------
Net earnings (loss)                                                $ 301            $ 481           $ (1,508)      $ (11,239)
                                                         ================    =============   ================    ============

Basic - Earnings (loss) per share:
         Continuing operations                                    $ 0.05           $ 0.04             $ 0.07          $ 0.02
                                                         ================    =============   ================    ============
         Discontinued operations                                 $ (0.03)         $ (0.01)           $ (0.15)        $ (0.66)
                                                         ================    =============   ================    ============
         Net earnings (loss)                                      $ 0.02           $ 0.03            $ (0.08)        $ (0.64)
                                                         ================    =============   ================    ============
Diluted - Earnings (loss) per share:
         Continuing operations                                    $ 0.05           $ 0.04             $ 0.07          $ 0.02
                                                         ================    =============   ================    ============
         Discontinued operations                                 $ (0.03)         $ (0.01)           $ (0.15)        $ (0.65)
                                                         ================    =============   ================    ============
         Net earnings (loss)                                      $ 0.02           $ 0.03            $ (0.08)        $ (0.63)
                                                         ================    =============   ================    ============

Weighted average number of shares:
         Basic shares                                             17,858           17,560             17,775          17,527
                                                         ================    =============   ================    ============
         Diluted shares                                           18,422           17,738             18,248          17,708
                                                         ================    =============   ================    ============

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


                        Zygo Corporation and Subsidiaries
                      Condensed Consolidated Balance Sheets
                                                                  (Unaudited)

(Thousands of dollars)                                            March 26, 2004         June 30, 2003
                                                            ---------------------    ------------------
Assets
Current assets:
         Cash and cash equivalents                                      $ 18,830              $ 31,209
         Marketable securities                                             7,931                14,929
         Receivables                                                      19,808                12,868
         Inventories                                                      21,128                18,444
         Prepaid expenses                                                  1,234                 1,791
         Deferred income taxes                                             5,529                 5,179
         Assets from discontinued unit held for sale                       9,595                11,899
                                                            ---------------------    ------------------
              Total current assets                                        84,055                96,319

Marketable securities                                                      7,344                 6,712
Property, plant, and equipment, net                                       27,265                26,648
Deferred income taxes                                                     27,568                26,364
Intangible assets, net                                                     4,821                 4,464
Other assets                                                               1,138                   561
                                                            ---------------------    ------------------
Total assets                                                           $ 152,191             $ 161,068
                                                            =====================    ==================


Liabilities and Stockholders' Equity
Current liabilities:
         Current portion of long-term debt                                   $ -              $ 11,374
         Payables                                                          8,943                 5,254
         Accrued expenses and progress payments                            7,804                11,060
         Income taxes payable                                              1,593                 1,750
                                                            ---------------------    ------------------
              Total current liabilities                                   18,340                29,438

Other long term liabilities                                                  328                   609
Minority interest                                                          1,101                 1,161
Stockholders' equity                                                     132,422               129,860
                                                            ---------------------    ------------------
Total liabilities and stockholders' equity                             $ 152,191             $ 161,068
                                                            =====================    ==================

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